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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 28, 2005 with respect to the consolidated financial statements of Coastal Banking Company, Inc. and subsidiary as of December 31, 2004 and 2003 and the related consolidated statements of earnings, comprehensive income, changes in shareholders' equity and cash flows for the years ended December 31, 2004 and 2003. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina
May 26, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM